Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105662 on Form S-8 of our report dated June 26, 2009, appearing in this Annual Report on Form 11-K of the Rite Aid Services, L.L.C. 401(k) Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 26, 2009